Exhibit 4.15

(Face of Note)

144A GLOBAL NOTE

HORNBECK OFFSHORE SERVICES, INC.

5.875% Series A Senior Note due 2020

No. 000001	$372,985,000

CUSIP NO. 440543AJ5

Hornbeck Offshore Services, Inc. hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Three Hundred Seventy-Two Million Nine Hundred Eighty-Five Thousand Dollars ($372,985,000) or such other amount as may be endorsed on the Schedule of Exchanges of Notes attached hereto on April 1, 2020.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

Trustee’s Certificate of Authentication:This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

By: /s/ Martin G. Reed

      Authorized Signatory

Date of Authentication: March 16, 2012

(Back of Note)

5.875% Series A Senior Note due 2020

Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE WRITTEN REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

1. Interest. Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 5.875% per annum from March 16, 2012 until maturity, including if applicable, Additional Interest payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2012, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360 day year of twelve 30 day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose in New York, New York or, at the option of the Company, payments of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to a Paying Agent. Such payments shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The principal of the Notes shall be payable only upon surrender of any Note at the specified offices of any Paying Agent.

If the due date for payment of the principal in respect of any Note is not a Business Day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding Business Day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.

3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Registrar and Paying Agent at its Corporate Trust Office in New York, New York, which on the date of the Indenture is located at 45 Broadway, 14th Floor, New York, New York 10006. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 16, 2012 (“Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§77aaa 77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $375,000,000 aggregate principal amount in the case of Notes issued on the Issue Date (as defined in the Indenture).

5. OPTIONAL REDEMPTION.

(a) At any time prior to April 1, 2016, the Company may redeem the Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued and unpaid interest, if any, to, the date of redemption.

(b) At any time on or after April 1, 2016, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2016	102.938%
2017	101.469%
2018 and thereafter	100.000%

(c) Further, prior to April 1, 2015, the Company may redeem on any one or more occasions Notes representing up to 35% of the aggregate principal amount of Notes originally issued under the Indenture (including any Notes originally issued after the Issue Date but excluding any Series B Notes for purposes of calculating such amount) at a redemption price of 105.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that (a) Notes representing at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (including any Notes originally issued after the Issue Date but excluding any Series B Notes for purposes of calculating such amount) remain outstanding immediately after the occurrence of each such redemption and (b) such redemption shall occur within 90 days of the date of the closing of each such Qualified Equity Offering.

(d) The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.15(e) of the Indenture.

6. MANDATORY REDEMPTION.

Except as set forth in paragraph 7 below, the Company shall not be required to repurchase the Notes or to make mandatory redemption or sinking fund payments with respect to the Notes.

7. PUT OPTION OF HOLDER.

(a) If there is a Change of Control, unless the Company has exercised its right to redeem all of the Notes, it is required to make an offer (a “Change of Control Offer”) to purchase all or any portion (equal to minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof) of each Holder’s Notes, at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall give notice to each Holder and the Trustee describing the transaction that constitutes the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company shall commence an offer to all Holders of Notes (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to purchase, or to offer to purchase, any Pari Passu Indebtedness, the Company shall only be required to offer to purchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to purchase, the Company or any Restricted Subsidiary may use any remaining Excess Proceeds for general corporate purposes in any manner not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount that the Company is required to purchase, the Trustee shall select the Notes to be purchased on a pro rata basis (or, in the case of Notes in global form, the Trustee will select Notes for repurchase based on the method of the Depository that most nearly approximates a pro rata selection), in any case with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, shall be purchased). Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance or a Covenant Defeasance. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption. Any redemption or notice of redemption may, at the discretion of the Company, be subject to one or more conditions precedent and, in the case of a redemption with the net cash proceeds of a Qualified Equity Offering or other offering, be given prior to the completion of such offering.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer taxes or similar governmental charges. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation, to secure the Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder (provided that any change to conform the Indenture to the final offering memorandum of the Company relating to the Series A Notes will not be deemed to adversely affect such legal rights), to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest, including Additional Interest, if any, on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with any of the then applicable provisions of Section 3.09, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 60 days (or 120 days in the case of any covenant or other agreement in Section 4.03 of the Indenture) after it receives written notice to observe or perform any other then applicable covenant or other agreement in the Indenture or the

Notes, subject to the proviso set forth in Section 6.01(d) of the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness, including any extension thereof (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at least $25,000,000, and provided, further, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, an Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as said rescission does not conflict with any judgment or decree; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee for any reason other than as provided in the Indenture; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, by written notice, declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to a payment obligation on the Notes) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. DEFEASANCE. The Notes are subject to Legal Defeasance and Covenant Defeasance upon the terms and conditions specified in Article 8 of the Indenture.

14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, member, partner or shareholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders of Notes under the Indenture, certain Holders shall have all the rights set forth in the Registration Rights Agreement dated as of even date with the Indenture, among the Company, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”).

19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert Assignee’s Soc. Sec. or Tax I.D. no.)

(Print or Type Assignee’s Name, Address and Zip Code.)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature

Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

☐	Section 4.10	☐	Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

            (Sign exactly as your name appears on the Note)

Soc. Sec. or Tax Identification

No.:

Signature Guarantee:

(Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”), the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”) or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges, redemptions, repurchases and transfers of interests of a part of this Global Note have been made:

Date of Exchange, Etc.	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

NOTATION OF SUBSIDIARY GUARANTEE

Subject to Section 10.06 of the Indenture, each Guarantor has jointly and severally, unconditionally guaranteed to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Notes or under the Indenture, that: (a) the principal of, and premium, if any, and interest on, the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on overdue principal of, and premium, if any, and interest (to the extent permitted by law) on, the Notes and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes will be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other payment Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors under the Indenture in the same manner and to the same extent as the Obligations of the Company. The Guarantors have agreed that their Obligations under the Indenture shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, has waived diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Note Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor has agreed that it shall not be entitled to, and hereby has waived, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed under the Indenture. Each Guarantor further has agreed that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed under the Indenture may be accelerated as provided in Article 6 of the Indenture for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Subsidiary Guarantees. The terms of Article 10 of the Indenture are incorporated herein by reference. The Subsidiary Guarantees are subject to release as and to the extent provided in Sections 10.04 and 10.05 of the Indenture.

Each Subsidiary Guarantee is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company’s Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred in the Indenture upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Each Subsidiary Guarantee is a guarantee of payment and not a guarantee of collection.

For purposes hereof, each Guarantor’s liability under its Subsidiary Guarantee shall be limited in amount as provided in Section 10.06 of the Indenture.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

ENERGY SERVICES PUERTO RICO, LLC

HORNBECK OFFSHORE SERVICES, LLC

HORNBECK OFFSHORE TRANSPORTATION, LLC

HORNBECK OFFSHORE OPERATORS, LLC

HOS-IV, LLC

HORNBECK OFFSHORE TRINIDAD & TOBAGO, LLC

HOS PORT, LLC

By:	/s/ James O. Harp, Jr.
Name:	James O. Harp, Jr.
Title:	Executive Vice President and Chief Financial Officer

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